Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Neenah, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. O’Donnell, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN P. O’DONNELL
John P. O’Donnell
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: February 22, 2019